UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chancery House, 190 Waterside Road

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 116 276 8636

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the STERIS plc (the “Company”) 2017 Annual General Meeting of Shareholders (“Meeting”), held on August 1, 2017, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 85,023,211 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 77,028,958 Ordinary Shares or 90.60% of the outstanding Ordinary Shares of the Company, constituting a quorum.

1.	The nominees named below were re-elected to the Board of Directors, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Richard C. Breeden	73,620,317	452,980	176,986	2,778,675
Cynthia L. Feldmann	73,567,877	415,244	267,162	2,778,675
Dr. Jacqueline B. Kosecoff	73,500,946	578,290	171,047	2,778,675
David B. Lewis	73,879,634	200,941	169,708	2,778,675
Sir Duncan K. Nichol	72,534,059	1,543,430	172,794	2,778,675
Walter M Rosebrough, Jr.	74,012,858	133,865	103,560	2,778,675
Dr. Mohsen M. Sohi	73,627,164	452,290	170,829	2,778,675
Dr. Richard M. Steeves	73,557,435	378,759	314,089	2,778,675
John P. Wareham	73,714,933	363,425	171,925	2,778,675
Loyal W. Wilson	73,688,619	389,179	172,485	2,778,675
Dr. Michael B. Wood	73,689,531	391,603	169,149	2,778,675

2.	The results of a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2018 were as follows:

Votes for	76,670,538
Votes against	197,221
Abstentions	161,199

3.	The results of a proposal to appoint Ernst & Young LLP as the Company’s U.K. statutory auditor under the Act to hold office until the conclusion of the Company’s next Annual General Meeting were as follows:

Votes for	76,671,553
Votes against	188,343
Abstentions	169,062

4.	The results of a proposal to authorize the Directors of the Company or the Audit Committee to determine the remuneration of Ernst & Young LLP as the Company’s U.K. statutory auditor were as follows:

Votes for	76,790,085
Votes against	123,266
Abstentions	115,607

5.	The results of a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 12, 2017, were as follows:

Votes for	71,253,013
Votes against	2,804,754
Abstentions	192,516
Broker non-votes	2,778,675

6.	The results of a proposal to approve, on a non-binding advisory basis, whether the non-binding advisory vote on executive compensation should be held every one, two or three years were as follows:

Votes for one year	67,518,708
Votes for two years	101,400
Votes for three years	6,502,731
Abstentions	127,444
Broker non-votes	2,778,675

7.	The results of a proposal to approve, on a non-binding advisory basis, the Directors’ Remuneration Report for the period ended March 31, 2017 contained within the Company’s U.K. annual report and accounts for the year ended March 31, 2017 were as follows:

Votes for	71,343,570
Votes against	2,744,812
Abstentions	161,901
Broker non-votes	2,778,675

In light of the results of the vote described in paragraph 6 above, the Company has decided that it will include a shareholder vote on the compensation of executives in its proxy materials annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel & Secretary

Date: August 1, 2017